Exhibit 99.1

MAIA Biotechnology Welcomes Leading Hepatocellular Carcinoma Clinician-Scientists to Scientific Advisory Board

Planning for Phase 2 clinical trial in hepatocellular carcinoma (HCC) underway

CHICAGO – June 24, 2025 – MAIA Biotechnology, Inc. (NYSE American: MAIA) (“MAIA”, the “Company”), a clinical-stage biopharmaceutical company focused on developing targeted immunotherapies for cancer, today announced the appointment of two prominent oncologists to its Scientific Advisory Board (SAB), Claudia Fulgenzi, MD, and David J. Pinato, MD, MRCP (UK), PhD. Both are specialists in hepatocellular carcinoma (HCC), a tumor type to be studied in future clinical trials of MAIA’s lead candidate ateganosine (THIO) sequenced with a checkpoint inhibitor.

As SAB members they will advise MAIA on designs and protocols for its company sponsored trial (CST) in HCC and may participate in future investigator sponsored trials (IST).

“Drs. Pinato and Fulgenzi are scientific experts on inflammation as a pathogenic and prognostic mechanism in primary liver cancers. Together, their research has focused on improving the treatment of HCC, particularly with the use of anti-cancer immunotherapy,” said MAIA Chairman and CEO Vlad Vitoc, M.D. “They will bring a wealth of knowledge to our SAB, with specialized expertise that will inform our plans and preparations for our upcoming clinical program in HCC.

“By the end of this year, we expect to have all required approvals to begin enrolling patients in a HCC trial,” Dr. Vitoc added.

MAIA was granted Orphan Drug Designation (ODD) by the U.S. Food and Drug Administration (FDA) for ateganosine as a treatment for HCC in 2022. ODDs can provide up to seven years of market exclusivity.

Dr. David Pinato is a clinician scientist in the Department of Surgery and Cancer at Imperial College London and a consultant oncologist at Imperial College Healthcare NHS Trust. As Director of Developmental Cancer Therapeutics at Imperial College, he leads a translational research program focused on the early clinical implementation of novel experimental anticancer therapies with particular emphasis on anti-cancer immunotherapy.

Dr. Pinato’s research efforts in liver cancer have been recognized by the American Society of Clinical Oncology (ASCO) and the Society for Immunotherapy of Cancer (SITC). He has received awards by the British Society of Pharmacology and the Royal Society of Medicine, and fellowships by the European School of Oncology and Fulbright Program.

Dr. Pinato completed his core medical training across some of the busiest acute hospitals in London and was elected to the Royal College of Physicians (MRCP). His research has been published in leading journals in the field including the Journal of Clinical Oncology, Annals of Oncology, Hepatology and many others. Dr. Pinato lectures internationally in the field of molecular oncology with a specific interest in HCC and acts as a reviewer for several peer-reviewed journals including The Lancet, Cancer Discovery, Hepatology and Journal of Hepatology.

Dr. Claudia Fulgenzi is a specialist in medical oncology at Imperial College London, with dedicated professional interest in the field of immune-oncology and gastro-intestinal cancers, particularly hepatic-biliary malignancies. Dr. Fulgenzi graduated in medicine from the University of Rome Tor Vergata and subsequently specialized in medical oncology at the University Campus Bio Medico of Rome, Italy. Her contributions to the field have been recognized with prestigious awards including the ASCO Merit Award, the Young Investigator award by the International Liver Cancer Association (ILCA) and the American Society of Clinical Oncology.

Dr. Fulgenzi is actively engaged in clinical practice in London, serving as an honorary consultant in oncology at Chelsea and Westminster Hospital and as a specialty doctor in the early phase clinical trial unit at Hammersmith Hospital. In these capacities, she conducts clinical and translational research, contributes to clinical trial design, and provides expert medical guidance to cancer patients.

Hepatocellular carcinoma is the most frequently occurring primary liver tumor representing approximately 90% of all liver cancers. HCC currently ranks 5th by incidence and 3rd by mortality on a global scale.

About Ateganosine

Ateganosine (THIO, 6-thio-dG or 6-thio-2’-deoxyguanosine) is a first-in-class investigational telomere-targeting agent currently in clinical development to evaluate its activity in non-small cell lung cancer (NSCLC). Telomeres, along with the enzyme telomerase, play a fundamental role in the survival of cancer cells and their resistance to current therapies. The modified nucleotide 6-thio-2’-deoxyguanosine induces telomerase-dependent telomeric DNA modification, DNA damage responses, and selective cancer cell death. Ateganosine-damaged telomeric fragments accumulate in cytosolic micronuclei and activates both innate (cGAS/STING) and adaptive (T-cell) immune responses. The sequential treatment of ateganosine followed by PD-(L)1 inhibitors resulted in profound and persistent tumor regression in advanced, in vivo cancer models by induction of cancer type–specific immune memory. Ateganosine is presently developed as a second or later line of treatment for NSCLC for patients that have progressed beyond the standard-of-care regimen of existing checkpoint inhibitors.

About MAIA Biotechnology, Inc.

MAIA is a targeted therapy, immuno-oncology company focused on the development and commercialization of potential first-in-class drugs with novel mechanisms of action that are intended to meaningfully improve and extend the lives of people with cancer. Our lead program is ateganosine (THIO), a potential first-in-class cancer telomere targeting agent in clinical development for the treatment of NSCLC patients with telomerase-positive cancer cells. For more information, please visit www.maiabiotech.com.

Forward Looking Statements

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